UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2024
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OneSpan Inc.
(Exact name of registrant as specified in charter)
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Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2024, the Board of Directors (the “Board”) of OneSpan Inc. (the “Company”, “OneSpan”, “we”, or “our”) appointed Victor Limongelli as Interim Chief Executive Officer, effective immediately.

Mr. Limongelli replaces Matthew Moynahan, whose employment as the Company’s President and Chief Executive Officer was terminated without cause on January 4, 2024 immediately prior to Mr. Limongelli’s appointment. Under the previously disclosed Amended and Restated Employment Agreement, dated February 27, 2023, between the Company and Mr. Moynahan (the “Employment Agreement”), subject to Mr. Moynahan’s timely execution and non-revocation of a separation and release agreement, which includes a release of claims against the Company and its affiliates, Mr. Moynahan will be entitled to receive the payments and benefits associated with a termination without cause as set forth in the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Also on January 4, 2024, pursuant to the terms of the Employment Agreement, Mr. Moynahan was deemed to have automatically resigned from the Board concurrently with the termination of his employment. In connection with Mr. Moynahan’s resignation, the Board reduced the size of the Board from eight to seven directors. Since Mr. Moynahan’s resignation was automatic under the terms of the Employment Agreement, it did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Limongelli, age 57, is a seasoned software executive who most recently served as Chief Executive Officer at BQE Software, a private SaaS company providing billing, accounting, and similar functionality to professional services firms, from September 2021 to April 2023. From April 2018 to August 2021, he served as Chief Executive Officer of MobileCause, Inc., a private equity-backed SaaS company focused on fundraising and donor engagement for nonprofits, and from November 2015 to April 2018, he was initially Chairman of the Board and then Chief Executive Officer of AccessData Group, a privately held security software company. From May 2003 through November 2014, Mr. Limongelli held a number of executive positions with Guidance Software, Inc., a publicly traded security software company, including over 9 years as President and 7 years as its Chief Executive Officer. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University. No family relationships exist between Mr. Limongelli and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Limongelli and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Limongelli has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Limongelli’s appointment, the Company and Mr. Limongelli entered into an Interim CEO Employment Agreement dated January 4, 2024 (the “Interim CEO Agreement”). The Interim CEO Agreement provides that the Company will pay Mr. Limongelli a base salary of $75,000 per month for a term of six months, which term may be extended at the sole discretion of the Company for up to an additional three months. Either the Company or Mr. Limongelli may terminate the agreement without cause with 14 days’ prior written notice. Under the Interim CEO Agreement, Mr. Limongelli will have the opportunity to earn a cash bonus of between $300,000 and $1.5 million, with the payment and amount of this bonus, if any, to be at the sole discretion of the Board. Mr. Limongelli is not entitled to any equity grants or severance benefits under the Interim CEO Agreement. The foregoing description is qualified in its entirety by the Interim CEO Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

On January 5, 2024, the Company issued a press release announcing the departure of Mr. Moynahan and appointment of Mr. Limongelli. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 7.01 Regulation FD Disclosure

OneSpan is providing an update to our financial guidance and targets. We now expect that fiscal year 2023 revenue will be at the high end of the previously disclosed range of $228 million to $232 million, and that fiscal year 2023 adjusted EBITDA will achieve or exceed the high end of the previously disclosed range of $2 million to $4 million. In addition, we are reiterating our fiscal year 2023 ARR guidance of $148 million to $152 million, fiscal year 2024 revenue target of low- to mid-single digits growth over 2023 revenue and fiscal year 2024 adjusted EBITDA margin target of 20% to 23%. During 2024, we plan to continue to focus on improving our operating model, driving toward the aspirational goal of attaining a level of 30% under the “Rule of 40” framework by the time we exit 2024.

We expect a cash, cash equivalents, and short-term investments balance of $41 million to $43 million at year-end 2023. Changes in cash during the quarter ended December 31, 2023 include payments to repurchase our common stock related to the $25 million modified Dutch auction tender offer we completed on December 18, 2023, restructuring payments, capitalized expenditures and changes in net working capital items.

Non-GAAP Financial Measures

Adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework are non-GAAP metrics. We are not providing a reconciliation of guidance or targets for adjusted EBITDA, adjusted EBITDA margin or Rule of 40 to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, including adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework. Our management believes that these non-GAAP measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business.

These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies.

Definitions

We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and non-routine shareholder matters. We use adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, impairment of intangible assets, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.

We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue for a specified period.

We define the Rule of 40 as the sum of (i) our adjusted EBITDA margin for a specified period plus (ii) our year-over-year revenue growth rate, expressed as a percentage, for the same period. For example, a Rule of 40 attainment level of 30% would mean that the sum of our adjusted EBITDA margin for a specified period plus the year-over-year revenue growth rate for that period would equal 30%. We use the Rule of 40 as a financial framework because it is a well-known framework in our industry, and therefore helpful to our investors; it allows us to measure our progress in achieving a balance between adjusted EBITDA margins and revenue growth; and it enables us to measure our financial performance against those of our peers.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements about: our intentions to strengthen our strategic plan, accelerate the pace of our transformation efforts, and deliver enhanced value creation for our shareholders; our financial guidance and targets for fiscal year 2023 and 2024; our aspirational goal of attaining a level of 30% under the “Rule of 40” framework by the time we exit 2024; and our expectations for our cash, cash equivalents, and short-term investments balance at year-end 2023. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", “target”, “drive towards”, "should", "could", “confident”, “goal”, or "might", and their variants and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could materially affect our business and financial results include, but are not limited to, factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this Form 8-K, except as required by law.

The information reported under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated February 27, 2023, between the Company and Matthew Moynahan
10.2	Interim CEO Employment Agreement, dated January 4, 2024, between the Company and Victor Limongelli
99.1	Press release issued by OneSpan Inc. on January 5, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	OneSpan Inc.

/s/ Jorge Martell
Jorge Martell
Chief Financial Officer (Principal Financial and Accounting Officer)